FIRST AMENDMENT TO EQUIPMENT LEASE AGREEMENT


     THIS FIRST AMENDMENT TO EQUIPMENT LEASE AGREEMENT (this "AMENDMENT") is made as of August 9, 2002 (the "EFFECTIVE DATE"), by and between InPhonic, Inc., a Delaware corporation ("LESSOR"), and Appiant Technologies, Inc., a Delaware corporation ("LESSEE").

     WHEREAS, Lessor and Lessee entered into that certain Equipment Lease Agreement dated July 12, 2002 (the "ORIGINAL AGREEMENT" and the Original
Agreement,  as  amended  by  this  Amendment,  the  "AGREEMENT");  and

     WHEREAS, Lessor and Lessee desire to amend the Original Agreement in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Original Agreement and this Amendment, the parties agree as follows:

     1.  Definitions.  All  capitalized  terms  used  herein  without definition
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shall  have  the  meanings  ascribed  to  such  terms in the Original Agreement.

     2.  Amendment.  A  new Section 15 is hereby added to the Original Agreement
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as  follows:

     15.  Special Termination.  Lessor and Lessee have entered into that certain
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     Master  Services Agreement dated March 22, 2001, as amended pursuant to the that certain First Amendment to Master Services Agreement dated August 9, 2002 (the "MSA"). Notwithstanding anything herein to the contrary, immediately upon the occurrence of any of the events set forth in Section 4(a)(iv)(A)(1-6) of the MSA and at any time thereafter, Lessor, at its sole discretion, may terminate this Lease and take possession of the Equipment. In such event, Lessee shall have no obligation to make further Rent
     Payments (other than amounts due and owing for the period prior to the termination of the Lease) and Lessee shall no longer have the purchase option described in Section 2 above.

     3.  No  Modification.  Except  as  set  specifically  amended  hereby,  the
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Original Agreement shall remain in full force and effect.

     4.  Choice  of  Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS
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OF  DELAWARE.

     5.  Counterparts.  This  Amendment may be executed in one or more duplicate
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originals,  all  of  which together shall be deemed one and the same instrument.
Each party shall have the right to rely on facsimile signatures from the other party.


LESSEE:  APPIANT TECHNOLOGIES INC.           LESSOR:  INPHONIC, INC.
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SIGNATURE  /s/ Douglas S. Zorn               SIGNATURE  /s/ Harold S. Wills
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TITLE  President & CEO     DATE              TITLE          DATE
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